EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        The undersigned, Richard J. Campo, Chairman of the Board and Chief Executive Officer of Camden Property Trust (the “Company”), and Dennis M. Steen, the Senior Vice President-Finance, Chief Financial Officer and Secretary of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

       1.        The Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2004 (the Report) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

       2.        The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/Richard J. Campo

Richard J. Campo Chairman of the Board and Chief Executive Officer

/s/Dennis M. Steen

Dennis M. Steen Senior Vice President-Finance, Chief Financial Officer, and Secretary

November 9, 2004